UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2007

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other Jurisdiction of Incorporation)

0-11736		06-0812960
Commission File		(I.R.S. Employer
Number)		Identification No.)

30 Dunnigan Drive, Suffern, New York		10901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (845) 369-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 26, 2007, the management of Dress Barn, Inc. (the “Company”) and the Audit Committee of the Board of Directors concluded that the consolidated balance sheet as of July 29, 2006 included in the Company's previously filed Annual Report on Form 10-K for the fiscal year ended July 29, 2006, and the condensed consolidated balance sheets as of the end of each of the first three quarters for the fiscal year ended July 28, 2007 included in the Company’s previously filed Quarterly Reports on Form 10-Q, should no longer be relied upon and should be restated due to management's identification of an error in the balance sheet classification of its $115 million 2.5% Senior Convertible Notes Due 2024 (the “Notes”).

The Company identified errors in the way it had previously classified the Notes on its consolidated balance sheet. The balance sheet classification of the Notes between a current liability and a long-term liability is dependent upon its conversion rights as set forth in the Note’s Indenture. As of January 30, 2006 and continuing through October 26, 2007, the holders of the Notes were able to convert their Notes because the Company’s stock price closed at or above $12.61 per share for twenty trading days within the thirty trading day period. Accordingly, this obligation should have been classified as a current liability in the consolidated balance sheet. This restatement affects the Company’s previously reported deferred income tax assets, current liabilities, long-term debt, and deferred income tax liability. This reclassification of the Notes from a long-term liability to a current liability requires the Company’s balance sheet to be restated.

These restatement adjustments did not impact the Company’s previously reported consolidated statements of earnings, consolidated statements of cash flows, or consolidated statements of shareholders’ equity and comprehensive income. The Company has filed Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, and intends to file as soon as practicable, its Form 10-K for its fiscal year ended July 28, 2007, which will have the proper presentation of the Notes in its financial statements for all periods presented. Due to the imminent filing of its Form 10-K for the fiscal year ended July 28, 2007, the Company does not intend to file amendments of its Form 10-Q for the fiscal periods ended October 28, 2006, January 27, 2007 and April 28, 2007.

The Company has discussed the disclosures contained in this filing with Deloitte & Touche LLP, its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN, INC.
(Registrant)

Date: September 27, 2007

/s/ Armand Correia
Armand Correia
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)